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                                                                EXHIBIT 99(a)8

                                             WESTIN HOTELS LIMITED PARTNERSHIP

                               KALMIA INVESTORS, LLC


MARCH 23, 1999

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                                 OFFER TO PURCHASE
                      WESTIN HOTELS LIMITED PARTNERSHIP UNITS
                                        FOR
                                $1,000 CASH PER UNIT

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      KALMIA IS NOT AN AFFILIATE OF THE GENERAL PARTNER OR OF THE PARTNERSHIP.

                                         -

      PLEASE CAREFULLY REVIEW THE ENCLOSED SUPPLEMENT NO. 1 TO THE TENDER OFFER.

                                         -

   PAYMENT TO YOU WILL BE MADE WITHIN 5 BUSINESS DAYS FROM (I) APRIL 6, 1999, THE "EXPIRATION DATE" OF THE OFFER (UNLESS EXTENDED), AND (II) AFTER WRITTEN
   NOTIFICATION FROM THE PARTNERSHIP THAT YOUR ADDRESS ON THE RECORDS OF THE
    PARTNERSHIP HAS BEEN CHANGED TO KALMIA'S ADDRESS.  THE GENERAL PARTNER
        HAS AGREED TO MAKE THE ADDRESS CHANGE SO A SELLER CAN BE PAID.

                                         -

 AN AGREEMENT OF SALE IS ENCLOSED WHICH YOU MUST PROPERLY COMPLETE AND DULY EXECUTE IN ACCORDANCE WITH THE INSTRUCTIONS AND RETURN TO ARLEN CAPITAL, LLC.



         PLEASE CALL US AT (800) 891-4105, IF YOU HAVE ANY QUESTIONS.
                THANK YOU FOR YOUR CONSIDERATION OF OUR OFFER.




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    1650 HOTEL CIRCLE NORTH, SUITE 200 - SAN DIEGO, CA 92108 - (800) 891-4105
                              FACSIMILE (619) 686-2056